SCHEDULE 14C

                                 (Rule 14c-101)
                 Information Required in Information Statement
                            Schedule 14C Information

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[   ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Information Statement

                               CCM ADVISORS FUNDS

                           AHA INVESTMENT FUNDS, INC.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       1)    Title of each class of securities to which transactions applies:

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       2)    Aggregate number of securities to which transaction applies:

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       3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)    Proposed maximum aggregate value of transaction:

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       5)    Total fee paid:

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[   ]  Fee paid previously with preliminary materials.

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[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

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       2)    Form, Schedule or Registration Statement No.:

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       3)    Filing Party:

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       4)    Date Filed:               , 2002
                         ----------- --

AHA                 190 South LaSalle Street, Suite 2800     (800) 444-6200 Main
                    Chicago, IL 60603                        (312) 444-6205 Fax
(AHA LOGO)                                                   www.ahafunds.org

AHA INVESTMENT FUNDS, INC.

September 30, 2002

Dear AHA Balanced Fund Shareholders:

We had earlier informed you about a change that took place with the Fixed Income Manager in the AHA Balanced Fund, a series of the AHA Investment Funds, and the interest holder of the Balanced Master Portfolio, a series of CCM Advisors
Funds.   As required by the SEC, please find the attached copy of the
Information Statement.

If you have any questions or need any additional information, please do not hesitate to call. As always, we thank you for your continued support.

Sincerely,

Susan M. Brown
Vice President of Administration

                               CCM ADVISORS FUNDS

                           Balanced Master Portfolio

                           AHA INVESTMENT FUNDS, INC.

                               AHA Balanced Fund

                             INFORMATION STATEMENT
                               SEPTEMBER 30, 2002

     This document is a joint Information Statement and is intended to provide shareholders of the AHA Balanced Fund (the "Fund"), a series of the AHA Investment Funds, Inc. (the "AHA Funds") and interest holders of the Balanced Master Portfolio (the "Portfolio"), a series of CCM Advisors Funds (the "Master Trust"), with information about a new sub-adviser to the Portfolio. The Information Statement is being sent in lieu of a proxy statement, pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission ("SEC"). The Fund is part of a "master fund/feeder fund" structure. In that structure a "master fund" is established and offers its shares to other mutual funds (like the Fund), which have substantially identical investment objectives and investment restrictions as the master fund. The Fund offers its shares to investors and, rather than invest directly in a portfolio of securities, seeks to achieve its investment objective generally by investing exclusively in shares of the Portfolio.

     CCM Advisors, LLC (the "Manager"), a majority-owned subsidiary of Convergent Capital Management Inc., serves as investment adviser to the Portfolio and is located at 190 S. LaSalle, Suite 2800, Chicago, Illinois 60603. The Manager also serves as administrator to the Fund and the Portfolio. The principal offices of both the principal underwriter of the Fund, Quasar Distributors, LLC, and the sub-administrator of the Fund and Portfolio, U.S. Bancorp Fund Services LLC, are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

     The Master Trust is a management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and was organized as a Delaware business trust on December 27, 2000. The AHA Funds is a management investment company registered under the 1940 Act, and was organized as a Maryland corporation on March 14, 1988. The Master Trust's and AHA Funds' principal executive offices are located at 190 S. LaSalle, Suite 2800, Chicago, Illinois 60603.

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

     The assets of the Portfolio are divided into segments and the Manager is responsible for allocating the assets among Investment Managers in accordance with their specific investment styles. The Manager currently allocates the Portfolio's assets to three Investment Managers who serve as investment sub-advisers to the Portfolio. Prior to July 31, 2002, Western Asset

Management Company ("WAMCO") served as Investment Manager to the fixed income portion of the Portfolio. Since that time, Baird Advisors ("Baird") has served as Investment Manager to the fixed income portion of the Portfolio. Cambiar Investors, Inc. ("Cambiar") and Freeman Associates Investment Management LLC ("Freeman") serve as Investment Managers to the equity portion of the Portfolio. The Manager pays each Investment Manager a fee for its services. The fee is determined as a percentage of average daily net assets and is accrued daily and paid monthly. During the fiscal year ended June 30, 2002, the Manager paid the Investment Managers to the Portfolio $55,590 in the aggregate for their services to the Portfolio. WAMCO, Cambiar and Freeman received annual fees in the aggregate of up to 0.25% of the average daily net assets of the Portfolio.

     The Manager regularly monitors the performance of the Investment Managers, and has ultimate responsibility to recommend to the Board of Trustees of the Master Trust the hiring, termination and replacement of Investment Managers. After extensive analysis, the Manager determined that the Portfolio would benefit by replacing WAMCO with Baird. The purpose of this Information Statement is to provide the Fund's shareholders, and the Portfolio's interest holders, with information regarding Baird and the Master Trust's Board of Trustees' (the "Board") approval of the addition of Baird as an Investment Manager to the Portfolio.

     At a special meeting on July 2, 2002, the Board, including a majority of those Trustees who are not "interested parties" of the Master Trust or the Manager ("Independent Trustees"), authorized the termination of the Portfolio Management Agreement dated November 1, 2001 between WAMCO and the Manager. The termination became effective on July 31, 2002. At a meeting held on September 10, 2002, the Board subsequently approved Baird as the Investment Manager to the fixed income portion of the Portfolio. Prior to that time, Baird had served as the Portfolio's Interim Investment Manager.

     The Portfolio Management Agreement between the Manager and WAMCO was approved by the Board, including a majority of the Independent Trustees, at the organizational meeting of the Master Trust on October 2, 2001.

     Section 15 of the 1940 Act requires that a majority of a mutual fund's outstanding voting securities approve its sub-advisory agreements. However, on November 1, 2001 the SEC issued an order exempting the Manager, the AHA Funds and the Master Trust from certain requirements of Section 15 and allowing the Manager to enter into new or modified advisory agreements with existing or new investment advisers without approval of the Portfolio's shareholders, including the Fund. Thus, execution and implementation of the investment sub-advisory agreement between the Manager and Baird (the "Agreement") did not require shareholder consent.

     This Information Statement will be mailed on or about September 30, 2002 to the Fund's shareholders of record as of September 12, 2002 ("Record Date"). The Fund will bear the expenses incurred in connection with preparing this Information Statement. YOU MAY OBTAIN AN ADDITIONAL COPY OF THIS INFORMATION STATEMENT OR A COPY OF THE FUND'S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO AHA INVESTMENT FUNDS,

INC. AT 190 S. LASALLE ST., SUITE 2800, CHICAGO, IL 60603, OR BY CALLING 800-357-4675.

     As of the Record Date, there were issued and outstanding 3,168,316.824 shares of the Fund. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix
A. The Fund owns substantially all of the outstanding interests of the Portfolio. To the knowledge of the Manager, the executive officers and Directors of the AHA Funds, and the executive officers and Trustees of the Master Trust, as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

                   DESCRIPTION OF THE SUB-ADVISORY AGREEMENT

     Under the Agreement, Baird manages a portion of the Portfolio and provides a continuous investment program with respect to that portion, including determining which securities or other investments to buy and sell for the portion of the Portfolio, selecting brokers and dealers to effect the transactions and negotiating any commissions. Baird also is responsible for other related transactions with respect to its portion of the Portfolio and provides services under the Agreement in accordance with the Portfolio's investment objective, policies and restrictions and the description of its investment strategy and style. The Agreement is identical in all respects to the previous agreement with WAMCO, other than changes to the named Investment Manager, the dates and the fees payable to the Investment Manager. A copy of the form of agreement is included in Appendix B.

     The Agreement became effective on September 10, 2002 and will continue in effect for an initial term of two years. Thereafter, the Agreement will continue in effect only if approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Portfolio, including those held by the Fund and also, in either event, approval by a majority of Independent Trustees.

     Baird receives a sub-advisory fee from the Manager which is lower than the sub-advisory fee that WAMCO received from the Manager, and is based on the portion of the Portfolio managed by Baird. The investment advisory fee paid by the Portfolio to the Manager will not change and the expenses of the Portfolio and the Fund will not change as a result of the appointment of Baird. Currently, the Manager is entitled to receive 0.75% of the net assets of the Portfolio. The Investment Managers currently receive annual fees in the aggregate of up to 0.25% of the average daily net assets of the Portfolio.

     The Agreement automatically terminates upon its assignment and may be terminated without penalty at any time by the Manager on not less than 60 days' written notice by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Portfolio. Baird may also terminate the Agreement without penalty upon 60 days' written notice to the Master Trust.

     Under the Agreement, the Investment Manager shall not be liable for any error of judgment or import of law, or for any loss suffered by the Master Trust in connection with the matters to which the Agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its obligations and duties under the Agreement; or (ii) its reckless disregard of its obligations and duties under the Agreement.

                         APPOINTMENT OF BAIRD ADVISORS

     At the July 2, 2002 meeting of the Board, the Manager initially recommended the appointment of Baird to replace WAMCO as an Investment Manager for the sole purpose of providing investment advice and related advisory services to a segment of the Portfolio. In considering the appointment of Baird as Investment Manager, the Board reviewed the proposed services to be provided by Baird and analyzed the factors it deemed relevant, including the nature, quality and scope of services proposed for the Portfolio. The Board listened to and evaluated presentations on Baird's history, management and the expertise of its staff.
The Board reviewed Baird's business structure and the business experience of the professionals running the firm. It also reviewed Baird's history in managing the Full Maturity Fixed Income Master Portfolio, another series of the Master Trust. The Board considered the nature, quality and scope of services that Baird has provided in connection with its management of the Full Maturity Fixed Income Master Portfolio.

     In approving Baird to replace WAMCO, the Board considered certain factors, including that (1) WAMCO's portion of the Portfolio consistently under-performed its benchmarks; (2) Baird's discipline and thoroughness of management; (3) Baird's consistent above-average performance and conservation of capital in down markets; and (4) Baird's high level of service and responsibility. The Board also discussed the investment performance of similar portfolios for which Baird has provided comparable services. After considering Baird's role in the overall investment strategy of the Portfolio and discussing Baird's screening process for fixed income securities selection, the Board reviewed the Manager's expectations of Baird and the reasons that the Manager considered Baird to be a desirable choice as an Investment Manager to the Portfolio. The Board also considered the compensation proposed for Baird's services to the Portfolio and the profitability to the Manager.

     After review of the above factors, the Board, including all of the Independent Trustees, unanimously approved an interim investment sub-advisory agreement between the Manager and Baird on behalf of the Portfolio. At the September 10, 2002 meeting of the Board, the Trustees reviewed the nature, quality and scope of services provided by Baird to the Portfolio. The Trustees carefully considered the matter and concluded that it was appropriate to authorize a Portfolio Management Agreement, on behalf of the Portfolio, between the Manager and Baird.

                        INFORMATION ABOUT BAIRD ADVISORS

     Baird is located at 777 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202, and is an institutional fixed income department within Robert
W. Baird & Co., Inc, which is indirectly majority-owned by The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"). Northwestern Mutual is located at 720 E. Wisconsin Avenue, Milwaukee, WI 53202. Baird Financial Corporation ("BFC"), in combination with employees of Robert W. Baird & Co., owns all of the outstanding stock of Robert W. Baird & Co. Baird Holding Co. ("BHC"), in combination of the employees of Robert W. Baird & Co., owns all of the outstanding stock of BFC. The employees have the right to own up to 20% of the common stock of BHC. Northwestern Mutual has the right to own approximately
80% of the common stock of BHC and approximately 55.2% of the combined voting power of Robert W. Baird & Co., BHC and BFC. Robert W. Baird & Co. provides management services to pension plans, non-profit organizations and individuals. Robert W. Baird & Co.' s assets under management as of August 31, 2002 were approximately $5 billion. Gary A. Elfe and Daniel A. Tranchita share primary responsibility for managing the fixed income portion of the Portfolio. Robert
W. Baird & Co.'s principal executive officers and directors are listed below.

             NAME                        PRINCIPAL OCCUPATION
             ----                        --------------------
George W. Kasten                   Chairman of the Board
Paul Edward Purcell                President, CEO and Director
Glen Frederick Hackmann            General Counsel and Secretary
Martin Veidins                     CROP
Leonard Marion Rush                CFO
Jeffrey Frank Freiburger           Deputy Compliance Officer
Sharon Elizabeth Jensen            SROP
Robert Joseph Berdan               Director
Peter Wayne Bruce                  Director

The address of each of the foregoing is 777 East Wisconsin Avenue, Milwaukee, WI 53202, except for Robert Berdan and Peter Bruce, whose address is 720 East Wisconsin Avenue, Milwaukee, WI 53202.

     As stated above, Baird also serves as Investment Manager to the Full Maturity Fixed Income Master Portfolio, a series of the Master Trust. As of August 31, 2002, Baird's allocated portion of this portfolio had $18 million in net assets. Baird also performs investment advisory services for the Baird Aggregate Bond Fund (the "Baird Fund"), which is a series of the Baird Funds, Inc. and which has a similar investment objective as the Fund. The Baird Fund had $93 million in net assets as of August 31, 2002. For its services to the Baird Fund, Baird receives an annual fee of 0.25% of the average daily net assets of the Baird Fund.

                               OTHER INFORMATION

     Neither the AHA Funds nor the Master Trust hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the AHA Funds must be received by the AHA Funds in writing a reasonable amount of time before the AHA Funds solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting.

                                                                      APPENDIX A

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information as to the number of shares of the Fund outstanding and identifies beneficial owners of 5% or more of each class of the Fund's outstanding equity securities.

   Name and Address of             Number of                  Percent of
     Beneficial Owner             Shares Owned                  Shares
     ----------------             ------------                  -----

Baptist Health Care              1,705,692.665              50.83%
Corporation
1000 W Moreno St
PO Box 17500
Pensacola, FL

Lee Hospital Pension Plan       1,124,588.205               33.51%
320 Main Street
Johnstown, PA

Northwest Health Care --        475,272.841                 14.16%
Flathead Asset Replacement
Plan
310 Sunnyview Lane
Kalispell, MT

                                      A-1

                                                                      APPENDIX B

                         PORTFOLIO MANAGEMENT AGREEMENT

          AGREEMENT made as of                     by and between CCM Advisors,
                              --------------------
LLC, a limited liability company organized under the laws of the state of Delaware (the "Adviser") and Robert W. Baird & Co., Incorporated, a company organized under the laws of Wisconsin (the "Investment Manager"), on behalf of the Balanced Master Portfolio (the "Portfolio"), a series of the CCM Advisors Funds (the "Trust"):

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust issues shares of beneficial interest in the Portfolio (the "Shares") registered under the 1940 Act pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on March 20, 2001, as amended from time to time (the "Registration Statement");

     WHEREAS, the Investment Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has filed notification filings under all applicable state securities laws;

     WHEREAS, the Adviser is employed by the Trust to act as investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of the Portfolio, to the extent requested by and subject to the supervision and control of, the Board of Trustees of the Trust (the "Board");

     WHEREAS, the Trust and the Adviser desire to retain the Investment Manager to render investment advisory services to the Portfolio; and

     WHEREAS, the Investment Manager is willing to provide investment advisory services to the Portfolio, in the manner and on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of their mutual promises, the Adviser and the Investment Manager agree as follows:

                                   ARTICLE 1
                        EMPLOYMENT OF INVESTMENT MANAGER

          1.1 The Adviser hereby employs the Investment Manager to manage the investment and reinvestment of the assets of the Portfolio, to the extent requested by and subject to the supervision and control of, the Adviser and the Board for the period and upon the terms herein set forth.

          1.2 The Investment Manager accepts such employment and agrees during such period at its own expense to render such services, and to assume the obligations herein set forth for the compensation herein provided.

          1.3 The Investment Manager shall for all purposes be deemed to be an independent contractor, and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Trust or the Portfolio in any way or otherwise be deemed an agent of the Trust or the Portfolio. Notwithstanding the foregoing, the Investment Manager shall, for the purposes of this agreement, have authority to act as agent for the Portfolio, subject to supervision by the Adviser and the Board.

          1.4 The services of the Investment Manager herein provided are not to be deemed exclusive and the Investment Manager shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

                                   ARTICLE 2
                          DUTIES OF INVESTMENT MANAGER

          2.1  Investment Management Services.
               ------------------------------

               (a) Subject to the general supervision of the Board and the Adviser, the Investment Manager shall provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio, including determination of the purchase, retention or sale of the securities, cash and other investments for the Portfolio. In performing these duties, the Investment Manager shall:

                    (i) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Portfolio as set forth in the Registration Statement;

                    (ii) seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

                    (iii) take such steps as are necessary to implement any overall investment strategies approved by the Board for the Portfolio, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Portfolio, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                    (iv) regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of the Portfolio, including furnishing, within 60 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of the Portfolio as of the end of the quarter;

                    (v) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the Portfolio; and

                    (vi) assist in determining each business day the net asset value of the shares of the Portfolio in accordance with applicable law.

          (b) The Investment Manager acknowledges that neither the Adviser nor its employees shall be required to evaluate the merits of investment selections or decisions made by the Investment Manager or be required to approve the selections or decisions, or to confirm their compliance with applicable investment policies and restrictions; these responsibilities being within the duties of the Investment Manager.

          (c) The Investment Manager's services shall be subject always to the control and supervision of the Adviser and the Board, the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, the provisions of the 1940 Act, the statements relating to the Portfolio's investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement, and any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Adviser has furnished or will furnish the Investment Manager with copies of the Registration Statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this agreement to furnish the Investment Manager with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Investment Manager will be entitled to rely on all documents furnished by the Adviser.

          (d) The Investment Manager represents that it shall make every effort to ensure that the Portfolio continuously qualifies as a Regulated Investment Company under Subchapter M of the Code or any successor provision. Except as instructed by the Board or the Adviser, the Investment Manager shall also make decisions for the Portfolio as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

          (e) In connection with the acquisition or disposition of securities described in Section 2.1(a)(iii), the Investment Manager may place orders for the purchase or sale of portfolio investments for the account of the Portfolio with brokers or dealers selected by it and, to that end, the Investment Manager is authorized as agents of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Portfolio, the Investment Manager is directed at all times to seek to obtain the best combination of net price and execution under the circumstances within the policy guidelines as set forth in the current Registration Statement. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, and other applicable provisions of law, the Investment Manager may select brokers or dealers with which it, the Adviser or the Portfolio is affiliated.

          (f) In addition to seeking the best combination of net price and execution under the circumstances, the Investment Manager may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Adviser and Investment Manager. The Investment Manager is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Investment Manager's overall responsibilities with respect to the Portfolio. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this agreement or otherwise. The Investment Manager periodically will evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Investment Manager in connection with the performance of its obligations under this agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

          (g) Nothing in this agreement shall preclude the aggregation of orders for sale or purchase of securities or other investments by two or more series of the Trust or by the Trust and other accounts (collectively, "Advisory Clients") managed by the Adviser or the Investment Manager to the Portfolio, provided that: (i) the Adviser or Investment Manager's actions with respect to the aggregation of orders for multiple Advisory Clients, including the Portfolio, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise; and (ii) the Adviser's policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board.

          (h) The Investment Manager will advise the Adviser and, if instructed by the Adviser, the Portfolio's custodian on a prompt basis each day by electronic telecommunication of each confirmed purchase and sale of a portfolio security specifying the name of the issuer, the full description of the security including its class, amount or number of shares of the security purchased or sold, the market price, the commission, government charges and gross or net price, trade date, settlement date and identity of the clearing broker. Under no circumstances may the Investment Manager or any affiliates of the Investment Manager act as principal in a securities transaction with the Portfolio or any other investment company managed by the Adviser unless (i) permitted by an exemptive provision, rule or order under the 1940 Act and (ii) upon obtaining prior approval of the securities transaction from the Adviser. Any such transactions shall be reported quarterly to the Board.

          (i) The Investment Manager shall inform the Adviser and the Board on a current basis of changes in investment strategy or tactics or key personnel. It shall also be the duty of the Investment Manager to furnish to the Board such information as may reasonably be necessary for the Board to evaluate this agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 8.

                                   ARTICLE 3
                       ALLOCATION OF CHARGES AND EXPENSES

          3.1 The Investment Manager will bear its own costs of providing services hereunder. Other than as specifically indicated herein the Investment Manager shall not be responsible for the Portfolio's or the Adviser's expenses, including, without limitation: the day to day expenses related to the operation and maintenance of office space, facilities and equipment; expenses incurred in the organization of the Portfolio, including legal and accounting expenses and certain costs of registering securities of the Portfolio under federal securities law and qualifying for sale under state securities laws; any share redemption expenses; expenses of portfolio transactions; shareholder servicing costs; pricing costs; interest on borrowings by the Portfolio; charges of the custodian and transfer agent, if any; cost of auditing services; all taxes and fees; certain insurance premiums; investor services (including allocable personnel and telephone expenses); the cost of paying dividends and capital gains distributions and any extraordinary expenses, including litigation costs in legal actions involving the Portfolio, or costs related to indemnification of trustees, officers and employees of the Trust.

          3.2 The Portfolio shall be free to retain at its expense other persons to furnish it with any services whatsoever, including, without limitation, statistical, factual or technical information or advice.

                                   ARTICLE 4
                     COMPENSATION OF THE INVESTMENT MANAGER

          4.1 For the services to be rendered as provided herein, the Adviser shall pay to the Investment Manager for each month of the Portfolio's fiscal year on the last day of each such month a fee based upon the average daily net assets of the Portfolio, as determined pursuant to the Portfolio's Registration Statement, at the following annual rate as a percentage of the Portfolio's average daily net assets:

          4.2 For the month and year in which this agreement becomes effective or terminates there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year respectively.

          4.3 If the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

          4.4 In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Investment Manager nor any officer, director, shareholder or other affiliate of the Investment Manager shall: (i) act as agent and accept any compensation other than its compensation provided for in this agreement, except in the course of such person's business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.

          4.5 The Investment Manager agrees that in all matters relating to the management of the investment of the assets of the Portfolio, it will act in conformity with the Registration Statement, Declaration of Trust, and Bylaws of the Trust then in effect.

                                   ARTICLE 5
                            LIMITATIONS OF LIABILITY

          5.1 The Investment Manager shall give the Portfolio the benefit of the Investment Manager's best judgment and efforts in rendering services under this agreement; provided, that the Investment Manager shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.1(d) of this agreement.

                                   ARTICLE 6
                               BOOKS AND RECORDS

          6.1 The Investment Manager shall maintain separate books and detailed records of all matters pertaining to the Portfolio (the "Portfolio's Books and Records"), including without limitation a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Investment Manager shall also require that its Access Persons (as defined in the Investment Manager's Code of Ethics) provide the Investment Manager with monthly reports of their personal securities transactions. The Portfolio's Books and Records shall be available by overnight delivery of copies or for telecopying without delay to the Adviser during any day that the Portfolio is open for business.

          6.2 The Investment Manager agrees that all books and records which it maintains for the Portfolio are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust's request. All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Adviser's offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Investment Manager which pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this agreement, all such books, records or other information shall be returned to the Trust free from any claim or assertion of rights by the Investment Manager.

          6.3 The Investment Manager further agrees that it will not disclose or use any records or information obtained pursuant to this agreement in any manner whatsoever except as authorized in this agreement and that it will keep confidential any information obtained pursuant to this agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

                                   ARTICLE 7
                   DURATION AND TERMINATION OF THIS AGREEMENT

          7.1 This agreement shall not become effective unless and until the later of the time at which it is approved by the Board, including a majority of trustees who are not parties to this agreement or interested persons of any such party to this agreement, or the time at which it is approved by a majority of the Portfolio's outstanding voting securities as required by the 1940 Act. This agreement shall come into full force and effect on the later of such two dates. The agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by: (i) the Board, or by the vote of a majority of the Portfolio's outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          7.2  Termination.
               -----------

               (a) This agreement may be terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of such Portfolio's outstanding voting securities, or by the Adviser or Investment Manager, on sixty (60) days' written notice to the other party.

               (b) This agreement may be terminated at any time without the payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Investment Manager or any officer or director of the Investment Manager has taken any action which results in a breach of the covenants of the Investment Manager set forth herein.

               (c) This agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE 8
                          AMENDMENTS TO THIS AGREEMENT

          8.1 This agreement may be amended by the parties only if such amendment is specifically approved by: (i) the vote of a majority of the Portfolio's outstanding voting securities, and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          8.2 Notwithstanding anything herein to the contrary, this agreement may be amended by the parties without the vote or consent of shareholders of the Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Adviser or Investment Manager shall be liable for failing to do so.

                                   ARTICLE 9
                                    NOTICES

          9.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Investment Manager:

          If to the Adviser:

               CCM Advisors, LLC.
               190 S. LaSalle Street, Suite 2800
               Chicago, Illinois 60603
               Attn:  Douglas D. Peabody

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

          10.1 Other Relationships.  It is understood that the officers,
               -------------------
trustees, agents, shareholders and other affiliates of the Trust are or may be interested in the Adviser or Investment Manager as officers, directors agents, shareholders, affiliates or otherwise, and that the officers, directors, shareholders, agents and other affiliates of the Adviser or Investment Manager may be interested in the Trust otherwise than as a shareholders.

          10.2 Definitions of Certain Terms.  The terms "assignment,"
               ----------------------------
"affiliated person" and "interested person", when used in this agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding voting securities" means the lesser of: (a) 67% or more of the votes attributable to Shares of the Portfolio or the Trust, as appropriate, present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Portfolio or the Trust, as appropriate.

          10.3 Applicable Law.
               --------------

               (a) This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Illinois without regard to conflicts of law principles or precedents.

               (b) This agreement shall be subject to the provisions of the Securities Act of 1933, the 1940 Act and the Securities Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

          10.4 Severability.  If any provision of this agreement shall be held
               ------------
or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

          10.5 Captions.  The captions in this agreement are included for
               --------
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          10.6 Counterparts.  This agreement may be executed simultaneously in
               ------------
multiple counterparts, each of which taken together shall constitute one and the same instrument.

          10.7 Cooperation with Authorities.  Each party hereto shall cooperate
               ----------------------------
with the other party and all appropriate governmental authorities (including without limitation the SEC) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

          10.8 Cumulative Rights.  The rights, remedies and obligations
               --------------------
contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          10.9 Compensation of Officers, Trustees and Employees.  No Trustee,
               ------------------------------------------------
officer or employee of the Portfolio shall receive from the Portfolio any salary or other compensation as a Trustee, officer or employee of the Portfolio while at the same time holding a position as a director, officer, partner, member or employee of the Investment Manager. This paragraph shall not apply to consultants and other persons who are not regular members of the Investment Manager's staff.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

                                CCM ADVISORS, LLC

                                By:
                                   ------------------------------------------
                                Title:
                                      ---------------------------------------

                                ROBERT W. BAIRD & CO., INCORPORATED
                                By:
                                   ------------------------------------------
                                Title:
                                      ---------------------------------------